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                                                                   EXHIBIT 16.1


                      (KPMG Peat Marwick LLP letterhead)





August 29, 1996



Mr. Steven W. Tholen
Vice President and Chief Financial Officer
Penn Virginia Corporation
Suite 200
100 Matsonford Road
Radnor, PA  19087


Dear Mr. Tholen:

This is to confirm that the client-auditor relationship between Penn Virginia Corporation and KPMG Peat Marwick LLP has ceased.


Very truly yours,


/s/ KPMG PEAT MARWICK LLP


cc:   Chief Accountant
      Securities and Exchange Commission
      (return receipt requested)